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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  May 29, 1997

                                      among

                      INTEGRATED LIVING COMMUNITIES, INC.,

              WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP VII

                                       and

                              SLC Acquisition Corp.
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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I  THE OFFER......................................................     2
         SECTION 1.01. The Offer..........................................     2
         SECTION 1.02. Company Actions....................................     3

ARTICLE II  THE MERGER....................................................     5
         SECTION 2.01. The Merger.........................................     5
         SECTION 2.02. Conversion of Shares...............................     6
         SECTION 2.03. Exchange of Certificates...........................     6
         SECTION 2.04. Stock Options......................................     8
         SECTION 2.05. Dissenting Shares..................................     8
         SECTION 2.06. Adjustments........................................     9

ARTICLE III  THE SURVIVING CORPORATION; DIRECTORS AND
                      OFFICERS............................................     9
         SECTION 3.01. Certificate of Incorporation.......................     9
         SECTION 3.02. Bylaws.............................................    10
         SECTION 3.03. Directors and Officers.............................    10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES  OF THE
                      COMPANY.............................................    10
         SECTION 4.01. Corporate Existence and Power......................    10
         SECTION 4.02. Corporate Authorization............................    10
         SECTION 4.03. Governmental Authorization.........................    11
         SECTION 4.04. Non-Contravention..................................    11
         SECTION 4.05. Capitalization.....................................    11
         SECTION 4.06. Subsidiaries.......................................    12
         SECTION 4.07. Reports............................................    13
         SECTION 4.08. Financial Statements...............................    14
         SECTION 4.09. Proxy Statement; Offer Documents; Schedule
                       14D-1; Schedule 14D-9..............................    14
         SECTION 4.10. Absence of Certain Changes.........................    15
         SECTION 4.11. Litigation.........................................    17
         SECTION 4.12. Certificate of Incorporation and Bylaws............    17
         SECTION 4.13. ERISA..............................................    17
         SECTION 4.14. Taxes..............................................    19
         SECTION 4.15. Finders and Investment Bankers.....................    19
         SECTION 4.16. Opinion of Financial Advisor.......................    19
         SECTION 4.17. Vote Required......................................    19



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         SECTION 4.18. Anti-takeover Plan; State Takeover Statutes........    20
         SECTION 4.19. Environmental Matters..............................    20
         SECTION 4.20. Title to Properties; Absence of Liens
                         and Encumbrances; Leases; Condition of Facilities    21
         SECTION 4.21. Compliance with Laws; Government Approvals.........    23
         SECTION 4.22. Undisclosed Liabilities............................    23
         SECTION 4.23. Insurance. ........................................    23
         SECTION 4.24. Absence of Sensitive Payments......................    24
         SECTION 4.25. Affiliate Transactions.............................    24
         SECTION 4.26. Contracts. ........................................    24
         SECTION 4.27. Offer Price. ......................................    25

ARTICLE V  REPRESENTATIONS AND WARRANTIES  OF PARENT......................    25
         SECTION 5.01. Corporate Existence and Power......................    25
         SECTION 5.02. Corporate Authorization............................    26
         SECTION 5.03. Governmental Authorization.........................    26
         SECTION 5.04. Non-Contravention..................................    26
         SECTION 5.05. Proxy Statement; Offer Documents; Schedule
                            14D-1; Schedule 14D-9.........................    27
         SECTION 5.06. Financing. ........................................    27

ARTICLE VI  COVENANTS.....................................................    28
         SECTION 6.01. Conduct of the Company.............................    28
         SECTION 6.02. Access to Information..............................    31
         SECTION 6.03. Other Offers. .....................................    32
         SECTION 6.04. Notices of Certain Events..........................    33
         SECTION 6.05. Merger Subsidiary..................................    33
         SECTION 6.06. Director and Officer Liability.....................    33
         SECTION 6.07. Employee Benefits..................................    34
         SECTION 6.08. Board Representation...............................    35
         SECTION 6.09. Meeting of the Company's Stockholders..............    35
         SECTION 6.10. Proxy Statement....................................    36
         SECTION 6.11. Best Efforts.......................................    36
         SECTION 6.12. Public Announcements...............................    37
         SECTION 6.13. Further Assurances.................................    37

ARTICLE VII  CONDITIONS TO THE MERGER.....................................    37
         SECTION 7.01. Conditions to the Obligations of Each Party........    37

ARTICLE VIII TERMINATION..................................................    38
         SECTION 8.01. Termination........................................    38
         SECTION 8.02. Effect of Termination..............................    39

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ARTICLE IX MISCELLANEOUS..................................................    39
         SECTION 9.01. Notices............................................    39
         SECTION 9.02. Survival of Representations and Warranties and
                       Agreements.........................................    41
         SECTION 9.03. Amendments; No Waivers.............................    41
         SECTION 9.04. Fees and Expenses..................................    41
         SECTION 9.05. Successors and Assigns.............................    42
         SECTION 9.06. Governing Law......................................    42
         SECTION 9.07. Counterparts; Effectiveness........................    42
         SECTION 9.08. Entire Agreement...................................    42
         SECTION 9.09. Headings...........................................    43
         SECTION 9.10. Severability.......................................    43
         SECTION 9.11. Specific Performance...............................    43
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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER dated as of May 29, 1997, among INTEGRATED LIVING COMMUNITIES, INC., a Delaware corporation (the "Company"), WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP VII, a Delaware limited partnership ("Parent"), and SLC ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").

                                   BACKGROUND

                  The respective Boards of Directors of Parent, Merger Subsidiary and the Company have each approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement.

                  In furtherance of such acquisition, Parent proposes to cause Merger Subsidiary to make a tender offer to purchase all the issued and outstanding shares of the Company's Common Stock, par value $.01 per share ("Company Common Stock"), at a price of $11.50 per share net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in this Agreement (such tender offer, as it may be amended and supplemented from time to time as permitted under this Agreement, the "Offer"); and the Board of Directors of the Company has adopted resolutions approving the Offer and recommending that the Company's stockholders accept the Offer.

                  The respective Boards of Directors of Parent, Merger Subsidiary and the Company have each approved, upon terms and subject to the conditions set forth in this Agreement, the merger of Merger Subsidiary with and into the Company (the "Merger"), whereby each issued and outstanding share of Company Common Stock not owned directly or indirectly by Parent or the Company, except shares of Company Common Stock held by persons who object to the Merger and comply with all provisions of Delaware law concerning the right of stockholders to dissent from the Merger and require appraisal of their shares of Company Common Stock, will be converted into the right to receive per share consideration paid pursuant to the Offer.

                  Concurrently with the execution of this Agreement and in order to induce Parent to enter into this Agreement, on the date hereof, Parent, Merger Subsidiary and Integrated Health Systems, Inc., a Delaware corporation and the holder of approximately 37% of the outstanding shares of Company Common Stock ("IHS"), have entered into a Voting and Tender Agreement (the "Tender Agreement").
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                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.01. The Offer. (a) Subject to the provisions of this Agreement, as promptly as practicable (but in no event later than five business days after the date of the first public announcement of the execution of this Agreement), Merger Subsidiary shall, and Parent shall cause Merger Subsidiary to, commence, within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), the Offer. The obligation of Merger Subsidiary to, and of Parent to cause Merger Subsidiary to, consummate the Offer and accept for payment and pay for any shares of Common Stock tendered shall be subject only to the satisfaction of the conditions set forth in Annex I and to the terms and conditions of this Agreement; provided that the Minimum Condition (as defined in Annex I) may not be waived by Parent and Subsidiary without the Company's consent. As used herein, "business day" means any day other than a Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

                  (b) On the date of commencement of the Offer, Parent and Merger Subsidiary shall file with the Securities and Exchange Commission (the "SEC") with respect to the Offer a Tender Offer Statement on Schedule 14D-1 (as amended and supplemented from time to time, the "Schedule 14D-1"), which shall comply in all material respects with the provisions of applicable federal securities laws, and shall contain the offer to purchase relating to the Offer and forms of the related letter of transmittal and other appropriate documents (which documents, as amended or supplemented from time to time, are referred to herein collectively as the "Offer Documents").

                  (c) The Offer shall initially expire 20 business days after the date of its commencement; provided, however, that, unless this Agreement is terminated in accordance with Article VIII (other than due to the failure to satisfy the Minimum Condition or the failure to occur of the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act")), in which case the Offer (whether or not previously extended in accordance with


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the terms hereof) shall expire on such date of termination, Parent and Merger
Subsidiary shall be obligated to extend the expiration date of the Offer from time to time to the earlier of (i) the date on which Merger Subsidiary purchases or becomes obligated to purchase, pursuant to the Offer, that number of shares of Company Common Stock that would represent at least a majority of the outstanding shares of Company Common Stock on a fully diluted basis and (ii) the date 35 business days after the date of its commencement. Merger Subsidiary may in its sole discretion increase the price per share of Company Common Stock payable in the Offer, but neither Parent nor Merger Subsidiary shall, without the prior written consent of the Company, decrease the price per share of Common Stock payable in the Offer, change the form of consideration payable in the Offer, decrease the number of shares of Common Stock sought pursuant to the Offer, change or impose additional conditions to the Offer or otherwise amend the Offer in any manner adverse to the Company's stockholders. Notwithstanding the foregoing, Merger Subsidiary may from time to time, without the consent of the Company, extend the Offer (i) if at the then scheduled expiration date of the Offer any of the conditions to Merger Subsidiary's obligation to accept for payment and pay for shares of Common Stock shall not be satisfied or waived, until up to such time as such conditions are satisfied or waived and (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the Offer. Subject to the terms and conditions of the Offer and this Agreement, Merger Subsidiary shall, and Parent shall cause Merger Subsidiary to, accept for payment and pay for shares of Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as possible after the expiration thereof.

                  (d) Parent shall provide or cause to be provided to Merger Subsidiary on a timely basis the funds necessary to purchase any shares of Common Stock that Merger Subsidiary becomes obligated to purchase pursuant to the Offer.

                  SECTION 1.02. Company Actions. (a) The Company hereby approves of and consents to the Offer and represents that (i) the Board of Directors of the Company, at a meeting duly called and held, has adopted resolutions (A) determining that this Agreement and the terms of each of the Offer and the Merger are fair to and in the best interests of the Company's stockholders, (B) approving the Offer, the Merger and this Agreement and acknowledging that such approval is effective for purposes of Section 203 of the Delaware General Corporation Law ("Delaware Law") and (C) recommending acceptance of the Offer and approval of the Merger and this Agreement by the Company's stockholders and
(ii) the Company's financial advisor, Smith Barney Inc. ("Smith Barney"), has delivered to the Board of Directors of the Company an opinion to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock (other than Parent, IHS or their respective affiliates) in the Offer and the Merger, taken together, is fair to such holders from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board of Directors of the Company described in the first sentence

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of this Section 1.02(a) and represents that it has obtained all necessary consents to permit the inclusion of the fairness opinion of Smith Barney in the Offer Documents and the Proxy Statement (as defined below).

                  (b) The Company shall file with the SEC on the date of commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (as amended and supplemented from time to time, the "Schedule 14D-9") and shall disseminate the Schedule 14D-9 to stockholders of the Company as required by Rule 14D-9 promulgated under the Exchange Act. To the extent practicable, the Company shall cooperate with Parent and Merger Subsidiary in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the Company's stockholders. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws. The Company shall deliver copies of the proposed form of the Schedule 14D-9 to Parent within a reasonable time prior to the filing thereof with the SEC for review and comment by Parent and its counsel (who shall provide any comments thereon as soon as practicable). The Company agrees to provide in writing to Parent and its counsel, promptly after receipt thereof, any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9. The Company shall promptly correct any information in the Schedule 14D-9 that shall become false or misleading in any material respect, and shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the stockholders of the Company as and to the extent required by applicable laws.

                  (c) In connection with the Offer, the Company shall promptly furnish Parent with (or cause Parent to be furnished with) mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the shares of Common Stock as of a recent date, and of those persons becoming record holders after such date, and shall furnish Parent with such information and assistance as Parent or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Subsidiary shall, and shall cause each of their affiliates to, hold in confidence the information contained in any of such labels, listings and files, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, deliver to the Company all copies of such information or extracts therefrom then in their possession or under their control.


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                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. The Merger. (a) Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of Delaware Law, Merger Subsidiary shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Merger Subsidiary shall cease. Notwithstanding the foregoing, Parent may elect at any time prior to the consummation of the Merger, instead of merging Merger Subsidiary with and into the Company as provided above, to merge the Company with and into Merger Subsidiary; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement solely by reason of such election. In such event, this Agreement shall be deemed modified to reflect the foregoing, and if requested by Parent, the Company agrees to execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Parent, any wholly-owned subsidiary of Parent may be substituted for Merger Subsidiary as a constituent corporation in the Merger. In such event, this Agreement shall be deemed modified to reflect the foregoing, and if requested by Parent, the Company agrees to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  (b) As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any case, the "Certificate of Merger") in accordance with Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed, or at such other time as Merger Subsidiary and the Company shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

                  (c) The Merger shall have the effect specified under Delaware Law. As of the Effective Time, the Company shall be a wholly-owned subsidiary of Parent.


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                  SECTION 2.02. Conversion of Shares. At the Effective Time, by
virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities:

                           (a) each share of Company Common Stock held by the
                  Company or any subsidiary of the Company as treasury stock and each issued and outstanding share of Company Common Stock owned by Parent, Merger Subsidiary or any other subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

                           (b) each issued and outstanding share of Company
                  Common Stock, other than (i) shares of Common Stock referred to in paragraph (a) above and (ii) Dissenting Shares (as defined in Section 2.05) shall be converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to the price per share of Common Stock paid pursuant to the Offer (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and

                           (c) each issued and outstanding share of capital
                  stock of Merger Subsidiary shall be converted into one fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation.

                  SECTION 2.03. Exchange of Certificates. (a) Prior to the Effective Time, Parent shall appoint a bank or trust company to act as disbursing agent (the "Disbursing Agent") for the payment of Merger Consideration upon surrender of certificates representing the shares of Company Common Stock. Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company, and at such times, and from time to time, as the Disbursing Agent requires funds to make the payments pursuant to Section 2.02, Parent shall deposit or cause to be deposited with the Disbursing Agent cash in an aggregate amount necessary to make the payments pursuant to Section 2.02 to holders of shares of Company Common Stock (such amounts being hereinafter referred to as the "Exchange Fund").

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each person who was a record holder as of the


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Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), and whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.02, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the product of the number of shares of Company Common Stock represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each Certificate (other than Certificates representing shares of Company Common Stock owned by Parent, Merger Subsidiary or any other subsidiary of Parent, shares of Company Common Stock held in the treasury of the Company, and Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of shares of Company Common Stock evidenced by such Certificate, without any interest thereon.

                  (c) At and after the Effective Time, there shall be no registration of transfers of shares of Company Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be cancelled and exchanged for cash as provided in this Article II. At the close of business on the day of the Effective Time the stock ledger of the Company shall be closed.


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                  (d) At any time more than six months after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of shares of Company Common Stock shall look only to the Surviving Corporation (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates held by them. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation nor the Disbursing Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar law.

                  SECTION 2.04. Stock Options. The Company shall (a) terminate the Company's 1996 Stock Incentive Plan and 1996 Stock Option Plan (collectively, the "Company Option Plans") immediately prior to the Effective Time without prejudice to the rights of the holders of options (the "Options") awarded pursuant thereto and (b) grant no additional Options under the Company Option Plans. The Company shall obtain the consent of each holder of an Option (whether or not then exercisable) under the Company Option Plans at the Effective Time to the cancellation of such holder's Options (without regard to the exercise price of such Option), to take effect immediately prior to the Effective Time. Each such consent shall require the Company to pay, as soon as practicable following the Effective Time, in respect of each Option, an amount equal to the excess, if any, of the Merger Consideration over the exercise price of such Option, multiplied by the number of shares of Company Common Stock subject to such Option. Notwithstanding the foregoing, payment may be withheld in respect of any Option until the consent of the holder thereof to its cancellation as contemplated hereby is obtained. The Company has obtained consents from the holders of Options listed on Schedule 2.04 to the cancellation of their Options contemplated by this Section.

                  SECTION 2.05. Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance with
Section 262 of Delaware Law (the "Dissenting Shares") shall not be converted into the right to receive the Merger


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
Consideration but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to Delaware Law; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under Delaware Law, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without interest. Notwithstanding anything to the contrary contained in this Section, if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares shall cease. The Surviving Corporation shall comply with all of its obligations under Delaware Law with respect to holders of Dissenting Shares.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal, and any withdrawals of such demands, received by the Company and any other related instruments served pursuant to Delaware Law and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or negotiate, offer to settle or settle any such demands.

                  SECTION 2.06. Adjustments. (a) If at any time during the period between the date of this Agreement and the date shares of Company Common Stock are accepted for payment pursuant to the Offer or the Effective Time, any change in the outstanding shares of Company Common Stock shall occur, including by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with the record date during such period, the price per share to be paid to holders of Company Common Stock in the Offer and the Merger, as the case may be, shall be appropriately adjusted.


                                   ARTICLE III

                THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS

                  SECTION 3.01. Certificate of Incorporation. The Surviving Corporation shall adopt the certificate of incorporation of the Merger Subsidiary in effect at the Effective Time as the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law; provided, however, that at the Effective Time, Article I of such certificate shall be amended by virtue of this Agreement to read as follows: "The name of the corporation is Integrated Living Communities, Inc."


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
          SECTION 3.02. Bylaws. The Surviving Corporation shall adopt the bylaws of Merger Subsidiary in effect at the Effective Time as the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.03. Directors and Officers. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation as of the Effective Time.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to Parent that:

         SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted, except where the failure to do so would not have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, assets or results of operations, of the Company and its Subsidiaries (as defined in Section 4.06(a) hereof) taken as a whole or adversely affects the ability of the Company to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays the Company's ability to perform its obligations hereunder. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company are within the Company's corporate power and authority and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Subsidiary, constitutes a legal, valid and binding agreement of the Company.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not require any consent, approval, authorization or permit of or other action by, or filing with, any governmental body, agency, official or authority other than (i) the filing of appropriate merger documents in accordance with Delaware Law and (ii) compliance with applicable requirements of the HSR Act, the Exchange Act, and any applicable state securities or "blue sky" laws, except for filings and approvals which are not required prior to the consummation of the Merger and where the failure of any such action to be taken or filing to be made would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay consummation of the Merger.

         SECTION 4.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not (i) contravene or conflict with the Certificate of Incorporation or By-Laws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation or to the loss of any benefit or material adverse modification of the effect (including an increase in the price paid by, or cost to, the Company or any of its Subsidiaries) of, or under any provision of any agreement or other instrument to which the Company is a party or that is binding upon the Company or any of its Subsidiaries or their properties or assets or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except with respect to clauses (iii) and (iv) as set forth in Schedule 4.04 and except for any occurrences or results referred to in clauses (ii), (iii), and (iv) that would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay consummation of the Merger. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance or right of another to or adverse claim of any kind in respect of such asset.

         SECTION 4.05. Capitalization. (a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, of which, as of the date hereof, (A) 6,697,900 shares were issued and outstanding and (B) 831,750 shares were reserved for issuance upon exercise of options issued pursuant to the Company Option Plans and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, none of which are outstanding. Except as described in this Section 4.05 or in Schedule 4.05, as of the date of this Agreement, no shares of capital stock of the Company are reserved for issuance for any purpose. Since May 5, 1997, no shares of capital stock have been issued by the Company except pursuant to options for which shares are adequately reserved under subclause (B) of clause (i) of this paragraph (a). Except as set forth in Schedule 4.05, the Company has not granted any options for, or other rights to purchase, any shares of capital stock of the Company. Each of the issued shares of capital stock of the Company is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or is bound.

         (b) Except as set forth in paragraph (a) above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock of the Company or obligating the Company to grant, issue or sell any shares of the capital stock of the Company. Except as set forth in Schedule 4.05, there are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company, or the capital stock or other equity interests of any Subsidiary of the Company; or (ii) (other than advances to Subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of the Company or any other Person, except as permitted by Section
6.01 in respect of certain acquisition and development activities. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. For purposes of this Agreement, "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

         (c) The Company has delivered to Parent complete and correct copies of the Company Option Plans and all forms of Options issued pursuant to the Company Option Plans, including all amendments thereto. Schedule 4.05 is a complete and correct list setting forth as of the date hereof, (i) the number of Options outstanding, (ii) the dates on which such options were granted and (iii) the exercise price of each outstanding Option.

         SECTION 4.06. Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or is a partnership duly constituted under its governing law, has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted and is duly qualified to do business as a foreign corporation or partnership and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so would not have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company are set forth on Schedule 4.06. For purposes of this Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person, (ii) any partnership of which such Person is a general partner and (iii) any limited liability company of which such Person owns a majority of the membership interests in or is its managing Member.

         (b) Except as set forth on Schedule 4.06, each Subsidiary of the Company is wholly-owned by the Company, directly or indirectly, free and clear of any Lien and free and clear of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in the Company SEC Reports or on Schedule 4.06, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any such Subsidiary of the Company, or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any such Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of such Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

         (c) Except as disclosed on Schedule 4.06, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         SECTION 4.07. Reports. Since December 31, 1996, the Company and its Subsidiaries have timely filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including without limitation
(1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents

(collectively referred to as the "Company SEC Reports"), and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a Company Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 4.07 being referred to herein, collectively, as the "Company Reports"). The Company Reports (i) have been made available to Parent,
(ii) were prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the Company SEC Reports, the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act, as the case may be) and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company SEC Reports, including reports on Forms 10-K and 10-Q, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which would have, individually or in the aggregate, a Company Material Adverse Effect).

         SECTION 4.09. Proxy Statement; Offer Documents; Schedule 14D-1;
Schedule 14D-9. (a) The Schedule 14D-9 will not, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Merger Subsidiary in writing specifically for inclusion in the Schedule 14D-9.

         (b) The Proxy Statement and the information supplied by the Company in writing specifically for inclusion or incorporation by reference in the Schedule 14D-1 and the Offer Documents will not, in the case of the Schedule 14D-1 and the Offer Documents, at the time filed with the SEC, or, in the case of the Proxy Statement, at the time it is mailed to the Company's stockholders, at the time of the special meeting of the stockholders of the Company to approve the Merger (the "Meeting") or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Merger Subsidiary in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, if any, to be distributed to stockholders of the Company in connection with the Merger, or any schedule required to be filed with the SEC in connection therewith, are collectively referred to as the "Proxy Statement." If, prior to the Effective Time, any event relating to the Company or any of its subsidiaries or any of their affiliates, officers or directors is discovered by the Company that should be set forth in an amendment of or supplement to the Schedule 14D-1 or the Offer Documents, the Company will promptly inform Parent. The Proxy Statement and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

         SECTION 4.10. Absence of Certain Changes. Except as disclosed in
Schedule 4.10, since December 31, 1996 (a) except as permitted by Section 6.01 in respect of certain acquisition and development activities or as described in any Company SEC Report, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) except as described in any Company SEC Report, there has not been any event or events having, individually or in the aggregate, a Company Material Adverse Effect (provided, however, that changes affecting the health care industry generally or in the subacute healthcare or assisted living communities industries, generally, changes in the economies of the jurisdictions in which the Company or its Subsidiaries conduct business, and any changes in the condition, business, operations or financial results of the Company and its Subsidiaries taken as a whole that are caused primarily or substantially by such changes or events or as a result of the announcement of this Agreement and the transactions contemplated hereby or by the deferral or termination of development activities in anticipation of, or required by, this Agreement shall not be deemed to be a Company Material Adverse Effect and no Company Material Adverse Effect shall be deemed to have occurred as a result of the payment by the Company of costs, expenses, fees or similar charges incurred by its contemplation, negotiation, execution or consummation of this Agreement, up to the amounts set forth in Schedule 4.10), (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries or any split, combination or reclassification of any of any of the Company's capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (d) there has not been any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries, (e) except as reflected in the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1997, there has not been any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money or any other agreement or arrangement entered into by the Company or any of its Subsidiaries having the economic effect of any of the foregoing, except (i) accounts payable of the Company or any of its Subsidiaries incurred in the ordinary course of business consistent with past practice, (ii) pursuant to loan and other financing agreements disclosed in the SEC Reports or Schedule 4.10, or (iii) in connection with acquisition and development activity prior to April 30, 1997 which is reflected in the Company's unaudited balance sheet as at April 30, 1997 previously delivered to Parent; (f) there has not been any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices (including the sale, pledging or assignment of receivables) except in connection with indebtedness referred to in clause (e); (g) there has not been any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company; (h) except as disclosed in any Company SEC Report or in Schedules 4.05(a), 4.10(h) or 6.07 to this Agreement, there has not been any (i) grant of any severance or termination pay to any director, executive officer or key employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or key employee of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, executive officer or key employee, or (iv) increase in compensation, bonus or other benefits payable to directors, executive, officers or key employees of the Company or any of its Subsidiaries;
(i) there has not been any sale or transfer by the Company of any of the assets of the Company (other than sales or transfers of immaterial assets in the ordinary course of business), cancellation of any material debts or claims or waiver of any material rights by the Company; (j) there has not been any amendment to the Company's Certificate of Incorporation or Bylaws; (k) the Company has not made any loans, advances or capital contributions to or investments in, any other person, other than to any direct or indirect wholly-owned Subsidiary of the Company and other than travel and entertainment advances to employees of the Company in the ordinary course of business consistent with past practices or in connection with development projects disclosed to Parent; (l) except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, the Company has not entered into any material transaction or incurred any material expenditure other than in the ordinary course of business or permitted under other Sections of this Agreement or in connection with the transactions contemplated hereby or in connection with development projects disclosed to Parent; and (m) except as specifically contemplated by Schedule 4.10, there have not been any payments or other distributions by the Company or any of its Subsidiaries to IHS or any of its officers, directors or affiliates, except for compensation for service as a director or officer as disclosed in the Company SEC Reports.

         SECTION 4.11. Litigation. Except as described in any Company SEC Report, there is no action, suit, investigation or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries or to which any of their respective properties, assets or rights are reasonably likely to be subject before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court or arbitrator or any governmental body, agency or official outstanding against the Company or any of its Subsidiaries which would have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 4.12. Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent complete and correct copies of the Certificates of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of its Subsidiaries.

         SECTION 4.13. ERISA. (a) "Employee Plans" shall mean each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. For purposes of this Section and Section 4.13, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) No Employee Plan constitutes a "multiemployer plan," as defined in
Section 3(37) of ERISA, and no Employee Plan is subject to Title IV of ERISA. Neither the Company nor any of its affiliates has incurred, nor are they reasonably likely to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, individually or in the aggregate, a Company Material Adverse Effect. No transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any of its Subsidiaries or any officer or director of the

Company or any of its Subsidiaries subject to any liability under Section 502(i) of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, individually or in the aggregate, a Company Material Adverse Effect.

         (c) Except to the extent it would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service relating to its qualified status, and, to the Company's knowledge, nothing has occurred that would adversely effect the qualified status of any such plan, and (ii) each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

         (d) "Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates, and (iii) covers any employee or former employee of the Company or any of its affiliates. Except to the extent that it would not have, individually or in the aggregate, a Company Material Adverse Effect, each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

         (e) With respect to each Employee Plan and Benefit Arrangement (where applicable): the Company has made available to Parent complete and accurate copies of the following: (i) all plan texts and agreements; (ii) all material employee communications (including summary plan descriptions); (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the IRS; and
(vi) the most recent actuarial valuation.

         (f) Except as set forth on Schedule 4.13, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual or (iii) result in the payment of an amount that will be taken into account in determining whether there is an "excess parachute payment" under Section 280G(b)(1) of the Code.

         (g) The Company has received the consent of each participant in the Company's SERP to the amendments to the SERP attached hereto as Schedule 4.13(g) and has previously provided Parent with a copy of such consents.

         SECTION 4.14. Taxes. Except for such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have timely filed all returns and reports required to be filed by them with any taxing authority with respect to taxes, taking into account any extension of time to file granted to or obtained on behalf of the Company and its Subsidiaries, (b) all taxes required to be paid with respect to the periods covered by such returns or reports that are due prior to the Effective Time have been paid or will be paid prior to the Effective Time, (c) no deficiency for any material amount of tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries and remains unpaid, (d) all liability for taxes of the Company or any of its Subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 4.08 have been paid or adequately reserved for on such financial statements in accordance with generally accepted accounting principles and (e) the Company and its Subsidiaries have withheld and paid all taxes required to have been withheld or paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

         SECTION 4.15. Finders and Investment Bankers. Except for Smith Barney, whose fees will be paid by the Company pursuant to an engagement letter, a copy of which has previously been provided to Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has entered into any contract, arrangement or understanding to pay any fee or commission to any investment banker, broker, finder or other intermediary on behalf of any significant stockholders of the Company in their capacity as stockholders of the Company in connection with the transactions contemplated by this Agreement.

         SECTION 4.16. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Smith Barney, a copy of which has been provided to Parent, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger, taken together, by the holders of Company Common Stock (other than Parent or its affiliates) is fair to such holders from a financial point of view.

         SECTION 4.17. Vote Required. The only vote of the holders of any class or series of Company capital stock necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock.

         SECTION 4.18. Anti-takeover Plan; State Takeover Statutes. Neither the Company nor any Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, scheme, device or arrangement. The Board of Directors of the Company has approved the Offer, the Merger, the Tender Agreement, and this Agreement and has agreed (unless otherwise required in accordance with fiduciary duties of the Board of Directors under applicable law as advised by independent legal counsel to the Company) to recommend that holders of shares of Company Common Stock tender their shares in the Offer and vote their shares in favor of the Merger; such approval is sufficient to render inapplicable to the Offer, the Merger, and this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of Delaware Law. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

         SECTION 4.19. Environmental Matters. Except as set forth on Schedule
4.19 or in the Company SEC Reports (including the notes to the financial statements attached thereto), to the Knowledge of the Company, (A) the Company and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable Environmental Laws; (B) the Company and each of its Subsidiaries is in material compliance with all applicable Environmental Laws;
(C) none of the Company or any of its Subsidiaries has (and to the Company's Knowledge, IHS has not) received written notice of any past or present events, conditions, circumstances, activities, practices or incidents that have resulted in or threatened to result in any common law or legal liability of the Company or any Subsidiary or otherwise form the basis of any claim, action, suit or proceeding, hearing or investigation against the Company or any Subsidiary under any Environmental Laws; and (D) the Company has no liabilities and there are no circumstances or events related to the Company or its properties, assets or business that are reasonably likely to result in any such liability under any Environmental Laws, except to the extent that any of the matters addressed in clauses (A) through (D) above would not, individually or in the aggregate, constitute a Company Material Adverse Effect. As used herein, (i) Knowledge means actual knowledge without independent investigation, and (ii) "Environmental Laws" means all federal, state and local statutes, regulations and ordinances concerning pollution and protection of the environment, including, without limitation all those relating to the presence, use, production, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such statutes, regulations and ordinances are enacted and in effect at or prior to the Closing. The Company has made available to Parent true, complete and correct copies of all environmental reports, including, to the extent they exist, Phase I and Phase II Environmental Reports, in its possession relating to the Company or its properties or assets.

         SECTION 4.20. Title to Properties; Absence of Liens and Encumbrances; Leases; Condition of Facilities. (a) Except as set forth in Schedule 4.20(a), the Company and its Subsidiaries have good and insurable title to all of their real properties and interests in real properties (fee simple title as to real properties owned by the Company or its Subsidiaries) set forth on Schedule 4.20(a) and good title to all their other properties and assets, tangible and intangible, including all of the buildings, structures and other improvements located on such real properties, free and clear of all claims, encumbrances and other title defects other than (i) as specifically disclosed in the consolidated balance sheet of the Company at March 31, 1997, (ii) any liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been provided in the consolidated balance sheet of the Company at March 31, 1997, (iii) Liens and other title defects disclosed on the title policies or title reports for the real properties owned by the Company and its Subsidiaries provided to Parent and (iv) such imperfections of title, covenants, restrictions, easements and other non-monetary encumbrances, if any, as do not, individually or in the aggregate, materially detract from the value or materially interfere with the present use of any of the properties of the Company or any of its Subsidiaries or otherwise would not have, individually or in the aggregate, a Company Material Adverse Effect. The real property listed on
Schedule 4.20(a) constitutes all of the real property owned by the Company and its Subsidiaries.

         (b) The leases pursuant to which the Company or any of its Subsidiaries leases any real or personal property are (i) valid and binding on the Company or the applicable Subsidiary and (ii), to the knowledge of the Company, valid and binding on all other respective parties to such leases in accordance with their respective terms. There are not under such leases any existing breaches, defaults, events of default by the Company or a Subsidiary or events which with notice and/or lapse of time would constitute a breach, default or event of default by the Company or a Subsidiary, nor does the Company know, nor has the Company received notice of, or made a claim with respect to, any breach or default, the consequences of which would have, individually or in the aggregate, a material adverse effect on the aggregate value of the properties of the Company and its Subsidiaries or a Company Material Adverse Effect. Except as set forth in Schedule 4.20(b), none of the rights of the Company or its Subsidiaries under any such leases is subject to termination or modification as a result of the transactions contemplated hereby, except where such modification or termination would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has provided Parent with true, correct and complete copies of all of the leases, subleases, licenses, overleases and other similar agreements (including all modifications, amendments and supplements thereto) with respect to real property leased by the Company or its Subsidiaries, requiring, in each case, rental payments on real property of over $75,000 per year. Schedule 4.20(b) lists all such documents.

         (c) To the knowledge of the Company, each of the facilities owned, leased or managed by the Company or its Subsidiaries (each such facility, a "Facility") is in all material respects suitable for its current and intended use and is in all material respects in proper condition for such use.

         (d) With respect to the properties set forth on Schedule 4.20(d), there has not been any event and no condition exists which has resulted in a material loss in the value of such property which is not covered by insurance (subject to deductibles) or which renders such property unfit for its intended use. The transactions contemplated by that certain Purchase and Sale Agreement dated as of April 28, 1997 among Cherry Hills Club Partners, a California limited partnership, Integrated Management Carrington Point, Inc., a Delaware corporation, and Integrated Living Communities, Inc., a Delaware corporation, have been consummated without any waiver or amendment of any material terms or conditions by the Company.

         (e) Schedule 4.20(e) is a true, correct and complete schedule of all parcels of real property owned by the Company and its Subsidiaries which constitute condominium units. The Company has heretofore delivered to, or has caused the applicable Subsidiary to delivery to, Parent true, correct and complete copies of all condominium declarations, by-laws and other condominium association documents relating to each such unit (including all modifications, amendments and supplements to any of the foregoing). Neither the Company nor any Subsidiary is in default under any of the foregoing documents which default, individually or in the aggregate with all other such defaults, would have a Company Material Adverse Effect.

         (f) Schedule 4.20(f)(1) is a correct and complete schedule of (i) all facilities ("Contract Facilities") which the Company or its Subsidiaries are obligated, or have the right, to purchase or lease which are now not owned or leased by the Companies and its Subsidiaries and (ii) all such facilities, and all facilities included in Schedule 4.20(a) or 4.20(b), which are not fully constructed and operational. Schedule 4.20(f)(2) is a correct and complete schedule of the purchase and sale agreements, development agreements, purchase options and other similar agreements relating to the Contract Facilities. Neither the Company nor any Subsidiary nor, to the best knowledge of the Company, any other party to any such agreement is in default thereunder which default, individually or in the aggregate would have a Company Material Adverse Effect. True, correct and complete copies of all such agreements have been made available to Parent.

         SECTION 4.21. Compliance with Laws; Government Approvals. The business of the Company and its Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have all permits, certificates, licenses, approvals, consents and other authorizations of all governmental agencies (collectively, "Government Approvals"), whether Federal, state or local, required by law with respect to the operation of their businesses, except those the absence of which would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and the Company and its Subsidiaries are in compliance in all material respects with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto. The Company has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business and operations, including the Occupational Safety and Health Act, the Americans with Disabilities Act, any applicable Medicare or Medicaid, statutes and regulations, and any applicable law for reimbursement for assisted living care or other type of care provided at each Facility, license, certificate of need, ordinance, or governmental or regulatory rule or regulation, whether Federal, state, local or foreign, to which the Company's business, operations, assets or properties is subject and no notice of any pending inspection of or violation of any such law, regulation or ordinance has been received by the Company which, in the case of any of the foregoing, if it were determined that a violation had occurred, would have a Company Material Adverse Effect.

         SECTION 4.22. Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise disclosed in the Company's consolidated balance sheet at December 31, 1996 (including the notes thereto), or as set forth in Schedule 4.22, neither the Company nor any of its Subsidiaries had, at December 31, 1996, any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 4.23. Insurance. The Company maintains, and has maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage and general liability in amounts the Company reasonably believes adequate for its business and operations and except as set forth on Schedule 4.23, such policies shall not terminate as a result of the consummation of the transactions contemplated hereby.

         SECTION 4.24. Absence of Sensitive Payments. To the Company's knowledge, none of the Company, or any Subsidiary or affiliate or any officer or director of any of them acting alone or together, has performed any of the following acts, except to the extent that such acts, individually or collectively, would not have a Company Material Adverse Effect: (i) the making of any contribution, payment, remuneration, gift or other form of economic benefit (a "Payment") to or for the private use of any governmental official, employee or agent where the Payment or the purpose of the Payment was illegal under the laws of the United States or the jurisdiction in which such payment was made, (ii) the establishment or maintenance of any unrecorded fund, asset or liability for any purpose or the making of any false or artificial entries on its books, (iii) the making of any Payment to any person or the receipt of any Payment with the intention or understanding that any part of the Payment was to be used for any purpose other than that described in the documents supporting the Payment, or (iv) the giving of any Payment to, or the receipt of any Payment from, any person who was or could have been in a position to help or hinder the business of the Company or any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction) which (A) would reasonably have been expected to subject the Company or any Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a Company Material Adverse Effect or (C) if it had not continued in the future, would have had a Company Material Adverse Effect.

         SECTION 4.25. Affiliate Transactions. Except to the extent disclosed in any Company SEC Report, there are no other transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. For purposes of this Agreement, the term "Affiliate," when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         SECTION 4.26. Contracts. There is no contract, agreement or understanding required to be described in or filed as an exhibit to any Company SEC Report that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as would not individually or in the aggregate have a Company Material Adverse Effect, all such contracts, agreements and understandings are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except as disclosed in

Schedule 4.04 or 4.26 to this Agreement, no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement. Except to the extent any of the following would not individually or in the aggregate have a Company Material Adverse Effect, the Company is not in violation or breach of or default under any such contract, agreement or understanding, nor to the Company's knowledge is any other party to any such contract, agreement or understanding. Except as set forth in the Company SEC Reports or as set forth in Schedule 4.26, the Company is not a party to any contracts, agreements or arrangements (including leases of real property) (i) restricting the ability of the Company or any of its Subsidiaries to compete or engage in business or guarantees of indebtedness of any person (other than a Subsidiary) or (ii) with IHS or any of its officers, directors or affiliates which are not terminable by the Company without penalty on no more than 30-days' written notice. Except under contracts disclosed pursuant to the preceding sentence or except as disclosed on Schedule 4.26, IHS or its affiliates do not provide any services or benefits to the Company and its Subsidiaries the absence of which individually or in the aggregate would have a Company Material Adverse Effect.

         SECTION 4.27. Offer Price. The price per share of Company Common Stock to be paid pursuant to the Offer and Merger is no less than the price per share of Company Common Stock offered to be paid by any of the other participants in the auction for the Company conducted by the Company with the assistance of Smith Barney Inc.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

          Parent represents and warrants to the Company that:

          SECTION 5.01. Corporate Existence and Power. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each of them has all requisite partnership or corporate power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted, except where the failure to do so would not have, individually or in the aggregate, a Parent Material Adverse Effect. For purposes hereof, the term "Parent Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, assets or results of operations, of the Parent and its Subsidiaries taken as a whole or adversely effects the ability of the Parent to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays the Parent's ability to perform its obligations hereunder. Parent is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Subsidiary has not engaged and will not engage in any activities other than in connection with or as contemplated by this Agreement and the transactions contemplated hereby.

          SECTION 5.02. Corporate Authorization. The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary are within the partnership or corporate powers and authority, as the case may be, of each of Parent and Merger Subsidiary and have been duly authorized by all necessary partnership or corporate action, as the case may be, on the part of each of Parent and Merger Subsidiary. Each of Parent, as sole stockholder of Merger Subsidiary, and the Board of Directors of Merger Subsidiary has approved the Merger and no further corporate or stockholder action is required on the part of Merger Subsidiary in connection with the consummation of the Merger other than the filing of a certificate of merger as contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Subsidiary.

          SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary do not require any consent, approval, authorization or permit of or other action by or filing with, any governmental body, agency, official or authority other than (i) as set forth on
Schedule 5.03, (ii) the filing of appropriate merger documents in accordance with Delaware Law and (iii) compliance with any applicable requirements of the HSR Act, the Exchange Act, the Securities Act, any applicable state securities or "blue sky" laws, except for filings not required prior to consummation of the Merger and where the failure of any such action to be taken or filing to be made would not have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or delay consummation of the Merger.

          SECTION 5.04. Non-Contravention. The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary do not and will not (i) contravene or conflict with the limited partnership agreement of Parent or the certificate of incorporation or bylaws of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any material agreement or other instrument binding upon Parent or any of its Subsidiaries, their property or assets or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of Parent or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or delay consummation of the Merger.

          SECTION 5.05. Proxy Statement; Offer Documents; Schedule 14D-1;
Schedule 14D-9. (a) The Schedule 14D-1 and the Offer Documents will not, in the case of the Schedule 14D-1, at the time filed with the SEC, and, in the case of the Offer Documents, when first published, sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Subsidiary with respect to information supplied by the Company in writing specifically for inclusion in the Schedule 14D-1 or the Offer Documents.

          (b) None of the information supplied by Parent, Merger Subsidiary and their respective affiliates in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9 and/or the Proxy Statement will, in the case of the Schedule 14D-9, at the time filed with the SEC, or, in the case of the Proxy Statement, at the time the Proxy Statement is mailed to the Company's stockholders, at the time of the Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, prior to the Effective Time, any event relating to Parent, Merger Subsidiary or any of their affiliates, officers or directors is discovered by Parent that should be set forth in an amendment of or supplement to the Schedule 14D-9 or the Proxy Statement, Parent will promptly inform the Company.

         SECTION 5.06. Financing. Parent and Merger Subsidiary have unconditional access to and will have, sufficient funds to enable them to consummate the Offer and the Merger on the terms contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

          SECTION 6.01. Conduct of the Company. Except as expressly contemplated by this Agreement, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees. Except as otherwise approved in writing by Parent or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                           (a) the Company shall not, and shall not permit any
                  of its Subsidiaries to, adopt or propose any change in its Certificate of Incorporation or Bylaws or comparable charter or other organization documents;

                           (b) the Company shall not, and shall not permit any
                  of its Subsidiaries to, acquire or agree to acquire, lease or manage (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets, other than assets that are immaterial to the Company and its Subsidiaries taken as a whole and except for purchases in the ordinary course of business consistent with past practice, or (iii) any long term care or assisted living facility;

                           (c) the Company will not, and will not permit its
                  Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, or stock or other ownership interest in any of its properties or subsidiaries other than (i) in the ordinary course of business consistent with past practice (ii) pursuant to any agreements existing as of the date hereof, which agreements are set forth on Schedule 4.20 to this Agreement, (iii) any Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been provided in the consolidated balance sheet of the Company at March 31, 1997 and (iv) such mechanics and similar liens, if any, as do not materially detract from the value of any of such properties, assets, stock or ownership interests or materially interfere with the present use of any of such properties or assets;

                           (d) the Company shall not declare, set aside, or pay
                  any dividends or make any distributions on Company Common
                  Stock;

                           (e) the Company shall not, and shall not permit any
                  of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any capital stock of the Company or any Company Subsidiary Securities, or any security convertible into or exercisable for either of the foregoing other than the issuance of shares of Company Common Stock upon the exercise of Options as described in Section 4.05, (ii) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any of its Subsidiaries or
                  (iii) except as required or permitted by this Agreement or as disclosed in Section 4.05, repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (f) except as otherwise expressly permitted hereby,
                  the Company will not make any commitment or enter into, or amend, modify, or terminate any contract or agreement material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

                           (g) (i) except as contemplated by Schedule 6.01(g),
                  the Company will not, and will not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under its line of credit for working capital purposes and the endorsement of checks in the normal course of business; or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company and other than travel and entertainment advances to employees in the ordinary course of business consistent with past practice;

                           (h) except as contemplated by Schedule 6.01(h), the
                  Company will not, and will not permit any of its Subsidiaries to, (i) increase the compensation payable or to become payable to its officers, directors or key employees, (ii) grant any severance or termination pay to officers, directors or key employees; (iii) enter into any employment, severance or consulting agreement with any current or former director, officer or other employee of the Company or any Subsidiary, or (iv) establish, adopt, enter into or amend, any collective bargaining, bonus, profit sharing, thrift, compensation stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

                           (i) except as disclosed in the Company SEC Reports
                  and except as may be required as a result of a change in law or in generally accepted accounting principles or a change in order to comply with SEC requirements, the Company will not, and will not permit any of its Subsidiaries to, change any of its accounting policies or its procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                           (j) the Company will not, and will not permit its
                  Subsidiaries to, (i) except as specifically contemplated by
                  Schedule 6.01(j) make any payments or other distributions to IHS, its officers, directors or affiliates except pursuant to existing compensation arrangements for directors or officers of the Company or (ii) enter into any contracts, agreements or understandings with IHS, its officers, directors or affiliates;

                           (k) the Company will, and the Company will use its
                  reasonable best efforts to ensure that it and each of its Subsidiaries will, use its reasonable best efforts to keep or cause to be kept its insurance policies (or substantial equivalents) in such amounts duly in force until the Effective Time and will give Parent notice of any material change in its insurance policies;

                           (l) except as permitted by the last paragraph of
                  Section 6.01 in respect of certain acquisition or development activities or in connection with the expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby as set forth in Schedule 4.10(b) or in connection with the payment of corporate administrative and overhead expenses consistent with past practice, or with the Parent's consent, which is not to be unreasonably withheld, the Company will not, and will not permit its Subsidiaries to, make any individual or series of related expenditures (whether capital or otherwise) of over $250,000 or enter into any contract that is not terminable by the Company without penalty upon 30 days notice;

                           (m) the Company will not, and will not permit any of
                  its Subsidiaries to, agree or commit to do any of the foregoing; and

                           (n) the Company will not, and will not permit any of
                  its Subsidiaries to, take or agree to commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or which is reasonably likely to result in a delay in consummation of the Offer or the Merger, including delaying the effectiveness of the Proxy Statement, if any, and the mailing thereof.

Notwithstanding anything in this Section to the contrary, the Company and its Subsidiaries are permitted to take commercially reasonable actions after consultation with Parent in connection with the acquisition and development projects set forth in Schedule 6.01 hereto, including, but not limited to, entering into agreements relating to the purchase and development of properties or facilities, entering into arrangements for the financing of these projects (provided, that prior to entering into such arrangements, the Company shall provide Parent with the opportunity to provide financing for such project on terms which are comparable to the effective interest rate, maturity and otherwise to the Company's proposed financing), to enter into guarantees in connection with such projects, and to perform their obligations under any agreements relating to the foregoing.

          SECTION 6.02. Access to Information. From the date hereof until the Effective Time, the Company shall give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Parent hereunder. All nonpublic information provided to, or obtained by, Parent in connection with the transactions contemplated hereby shall be "Information" for purposes of the Confidentiality Agreement previously executed by or on behalf of Parent and the Company (the "Confidentiality Agreement"); provided, however, that notwithstanding anything to the contrary contained in the Confidentiality Agreement or this Agreement, nothing shall prohibit Parent or Merger Subsidiary from including, after prior consultation with the Company, in the Schedule 14D-1, the Offer to

Purchase, the other Tender Offer Documents or the Proxy Statement, any information that based on the advice of counsel to Parent is required to be disclosed therein in connection with the purchase of shares of Company Common Stock or the solicitation of proxies in connection with the Offer and the Merger, respectively. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties; provided that the Company gives the Parent notice of the fact that it is withholding information pursuant to this Section 6.02.

          SECTION 6.03. Other Offers. From the date hereof until the termination of this Agreement, the Company and its Subsidiaries will not, and will use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit or initiate any Company Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary duties of the Board of Directors under applicable law as advised by independent legal counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, a Company Acquisition Proposal or has agreed to endorse any Company Acquisition Proposal (other than the Merger). (Nothing herein shall prohibit the Company from amending or waiving the provisions of confidentiality agreements it has entered into with third persons in respect of the ability of such persons to submit a Company Acquisition Proposal to the Company or its stockholders.) The Company will promptly as reasonably practicable notify Parent after receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal or that the Company intends to engage in negotiations with, or to provide information to any such Person. The Company shall as promptly as reasonably practicable provide Parent with the identity of such Person and a reasonable description of such Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) a merger, share exchange or business combination or similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions (whether or not related) or
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company involving the Company or any of its Subsidiaries or the acquisition of a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. The Company shall immediately cease and cause to be terminated, its existing solicitation, activity, discussions or negotiations with any parties conducted heretofore by the Company or any of its representatives with respect to a Company Acquisition Proposal.

          SECTION 6.04. Notices of Certain Events. (a) The Company shall promptly as reasonably practicable notify Parent of: (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

          (b) Each of Parent and Merger Subsidiary shall promptly as reasonably practicable notify the Company of: (i) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement,
(ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

          SECTION 6.05. Merger Subsidiary. Parent will take all action necessary
(a) to cause Merger Subsidiary to perform its obligations under this Agreement and to commence the Offer and consummate the Merger on the terms and conditions set forth in this Agreement and, to the extent permitted under Delaware Law, in accordance with Section 253 of Delaware Law as promptly as reasonably practicable following completion of the Offer and (b) to ensure that, prior to the Effective Time, Merger Subsidiary shall not conduct any business or make any investments other than as specifically contemplated by this Agreement.

          SECTION 6.06. Director and Officer Liability. From and after the Effective Time, (a) Parent shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time and (b) the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted by law the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time. Parent shall cause the Surviving Corporation (and its successors) to establish and maintain provisions in its Certificate of Incorporation and Bylaws concerning the indemnification and exoneration of the Company's former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of the Company's Certificate of Incorporation and Bylaws in effect on the date hereof. For at least six years after the Effective Time, Parent will, without any lapse in coverage, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, that Parent shall only be obligated to maintain such insurance to the extent available at annual premiums during such period not in excess of 150% of the per annum rate of the aggregate annual premium currently paid by the Company for such insurance on the date of this Agreement. Parent shall cause the Surviving Corporation to reimburse all expenses, including reasonable attorney's fees, incurred by any Person to enforce the obligations of Parent and Surviving Corporation under this Section 6.06.

          SECTION 6.07. Employee Benefits. From and after the Effective Time, Parent will and will cause the Surviving Corporation to honor in accordance with their terms, the employment, severance, indemnification or similar agreements and the Employee Retention Plan disclosed in Schedule 6.07 between the Company and certain employees (the "Employment Agreements") and all the Employee Plans and Benefit Arrangements; provided, however, that nothing herein shall preclude the Parent or any of its affiliates from having the right to terminate the employment of any Company Employee (as defined below), with or without cause, or to amend or to terminate any employee benefit plan of Parent ("Parent Benefit Plan") established, maintained or contributed to by the Parent or any of its affiliates after the Effective Time. Parent hereby acknowledges that the consummation of the Merger will result in a "change of control" under the Employment Agreements, the Company Option Plans and the Company's Supplemental Employee Retirement Plan. Following the Effective Time, Parent and its Subsidiaries will provide benefits to employees employed by the Company immediately prior to the Effective Time ("Company Employees") (i) no less favorable than those provided by Parent and its affiliates to similarly situated employees employed by companies in substantially similar businesses to that engaged by the Company and (ii) no less commercially favorable than those generally provided to similarly situated employees in the industry. With respect to the Parent Benefit Plans, Parent and the Surviving Corporation shall provide to all Company Employees, from and after the Effective Time, credit for all service with and compensation by the Company and its affiliates and predecessors prior to the Effective Time for all purposes for which such service was recognized by the Company prior to the Effective Time, but without duplication of benefits. To the extent Parent Benefit Plans provide medical, dental or other welfare benefits, Parent shall use its best efforts to cause such plans to waive any pre-existing conditions and actively-at-work exclusions with respect to Company Employees and to provide that any expenses incurred on or before the Effective Time by or on behalf of any Company Employees shall be taken into account under the Parent Benefit Plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. If any employee is terminated following the purchase of shares pursuant to the Offer, the employee shall be paid for his accrued but unused vacation time for periods prior to the Effective Time.

          SECTION 6.08. Board Representation. Promptly upon the purchase of shares of Company Common Stock pursuant to the Offer, Merger Subsidiary shall be entitled to designate such number of directors, rounded up to the next whole number, to serve on the Board of Directors of the Company as will give Merger Subsidiary, subject to compliance with Section 14(f) of the Exchange Act and the rules and regulations promulgated thereunder, representation on the Board of Directors of the Company equal to the product of (a) the total number of directors on the Board of Directors and (b) the percentage that the number of shares of Common Stock purchased by Merger Subsidiary bears to the number of shares of Common Stock outstanding, and the Company shall, upon request by Merger Subsidiary, promptly increase the size of the Board of Directors and/or exercise its reasonable best efforts to secure the resignations of such number of directors as is necessary to enable Merger Subsidiary's designees to be elected to the Board of Directors and shall cause Merger Subsidiary's designees to be so elected. The Company shall take, at its expense, all action required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.08 and shall include in the Schedule 14D-9 or otherwise timely mail to its stockholders such information with respect to the Company and its officers and directors as is required by Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.08. Prior to the mailing of the Schedule 14D-9 to the Company's stockholders, Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its or Merger Subsidiary's nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

         SECTION 6.09. Meeting of the Company's Stockholders. (a) If required by applicable law in order to consummate the Merger, the Company shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Meeting as promptly as practicable following the purchase of shares of Common Stock in the Offer. At the Meeting, all of the shares of Common Stock then owned by Parent, Merger Subsidiary or any other subsidiary of Parent shall be voted to approve the Merger and this Agreement (subject to applicable law). The Board of Directors of the Company shall recommend that the Company's stockholders vote to approve the Merger and this Agreement if such vote is sought, shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action in its judgment necessary and appropriate to secure the vote of stockholders required by Delaware Law to effect the Merger.

         (b) Parent and Merger Subsidiary shall not, and shall cause their subsidiaries not to, sell, transfer, assign, encumber or otherwise dispose of the shares of Company Common Stock acquired pursuant to the Offer or otherwise prior to the earlier of the Meeting and the Effective Time; provided, however, that this Section 6.09(b) shall not apply to the sale, transfer, assignment, encumbrance or other disposition of any or all of such shares of Company Common Stock in transactions solely involving Parent, Merger Subsidiary and/or one or more of their wholly-owned subsidiaries.

          SECTION 6.10. Proxy Statement. If required under applicable law, the Company shall prepare the Proxy Statement, file it with the SEC under the Exchange Act as promptly as practicable after Merger Subsidiary purchases shares of Company Common Stock pursuant to the Offer, and use all reasonable efforts to have the Proxy Statement cleared by the SEC. Parent, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company.

          SECTION 6.11. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

          SECTION 6.12. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the NASDAQ National Market, will not issue any such press release or make any such public statement prior to such consultation.

          SECTION 6.13. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

         SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

                           (i) if approval of the Merger by the holders of
                  Company Common Stock is required by applicable law, this Agreement and the Merger shall have been adopted by the requisite vote of the stockholders of the Company in accordance with Delaware Law;

                           (ii) no provision of any applicable domestic law or
                  regulation and no judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction which has the effect of making the Merger illegal or shall otherwise restrain or prohibit the consummation of the Merger (each party agreeing to use its best efforts, including appeals to higher courts, to have any judgment, injunction, order or decree lifted); and

                           (iii) all consents, authorizations, orders and
                  approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order approval, filing or registration would not make the Merger illegal or have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.


                                  ARTICLE VIII

                                   TERMINATION

         SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or Parent):

                  (i) by mutual written consent of the Company and Parent;

                  (ii) by either the Company or Parent, if the Offer has not been consummated on or before the earlier of (A) the forty-sixth business day after the first public announcement of the execution of this Agreement and (B) August 15, 1997 (provided that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

                  (iii) by either the Company or Parent, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

                  (iv) by either the Company or Parent, if the stockholder approval referred to in Section 7.01(i) shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof;

                  (v) by either the Company or Parent, if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have a Parent Material Adverse Effect or Company Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

                  (vi) by the Company or Parent, if the Company shall have received a Company Acquisition Proposal, and the Company's Board of Directors shall have determined in good faith that such Company Acquisition Proposal represents a more attractive financial alternative that provides greater immediate value for the Company's stockholders than the Offer and the Merger; or

                  (vii) by the Company, if the Offer has not been timely commenced (except as a result of actions or omissions of the Company in accordance with Section 1.01) provided that such right of termination shall have been exercised by the Company prior to the commencement of the Offer;

                  (viii) by the Parent if the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn, modified or amended in any material respects its approval or recommendations of the Offer or the Merger or shall have resolved to do any of the foregoing; or

                  (ix) by Parent or the Company if as the result of the failure of any of the conditions set forth in Annex I hereto, the Offer shall have terminated or expired in accordance with its terms without Merger Subsidiary having purchased any shares of Company Common Stock pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(ix) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition.

          SECTION 8.02. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto and all rights and obligations of any party hereto will cease, except that (a) the agreements contained in Section
9.04 and the last sentence of Section 6.02 shall survive the termination hereof and (b) the parties shall be liable for any willful breaches hereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be given, if to Parent or Merger Subsidiary, to:

                 Whitehall Street Real Estate Limited Partnership VII c/o Goldman, Sachs & Co.
                 85 Broad Street
                 New York, New York  10004
                 Telephone:       (212) 902-1000
                 Telecopy:        (212) 357-5505
                 Attention:       Michael K. Klingher

                 with a copy to:

                 Paul, Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
                 New York, New York  10019
                 Telephone:       (212) 373-3000
                 Telecopy:        (212) 757-3990
                 Attention:       Robert B. Schumer, Esq.

if to the Company, to:

                 Bernwood Centre
                 Suite 10
                 Bonita Springs, Florida  34135
                 Telephone:  (941) 947-7200
                 Telecopy:  (941) 947 7219
                 Attention:  Geralyn A. Kidera, Esq.
                               Vice President and General Counsel

                 with a copy to:

                 Fried, Frank, Harris, Shriver & Jacobson
                 One New York Plaza
                 New York, New York  10004
                 Telephone:  (212) 859-8112
                 Telecopy:   (212) 859-4000
                 Attention:  Peter Golden, Esq.

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section.

                  SECTION 9.02. Survival of Representations and Warranties and Agreements. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Sections 6.06, 6.07, 6.13 and Articles I and II.

                  SECTION 9.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that
(i) any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment and (ii) after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders and each party's Board of Directors alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (y) any term of the certificate of incorporation of the Surviving Corporation or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company. Notwithstanding any provision of this Section 9.03 to the contrary, no provision of this Agreement may be waived by the Company or amended following the purchase by Parent or Merger Subsidiary of shares of Company Common Stock pursuant to the Offer unless such amendment or waiver is approved by the affirmative vote of a majority of the directors of the Company other than directors designated by Merger Subsidiary as contemplated by Section 6.08.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.04. Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that Parent shall pay all costs and expenses except as provided in paragraph (b) below.

         (b) The Company will pay, or cause to be paid, in same day funds to Parent the sum of (i) Parent's Expenses (as defined below) up to a maximum amount of $1,000,000 and (ii) $2,000,000 (the "Termination Fee") upon demand if
(a) this Agreement is terminated under Section 8.01(vi) or Section 8.01(viii); or (b) this Agreement is terminated under Section 8.01(ix) and at the time of such termination (x) the Minimum Condition has not been satisfied and (y) a Company Acquisition

Proposal existed. "Expenses" means documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including without limitation all HSR Act filing fees, fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts, environmental consultants, and other consultants to Parent.

          (c) Any amounts payable pursuant to Section 9.04(b) shall be payable as promptly as practicable following termination of this Agreement and, if the Company is the party seeking to terminate this Agreement, as a condition thereto.

         SECTION 9.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except as permitted by Section 6.09(b) (and which transfer shall not relieve Parent and Merger Sub of their obligations hereunder in the event of a breach by their transferee).

         SECTION 9.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

         SECTION 9.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 9.08. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 6.06, which are intended for the benefit of the Company's former and present officers, directors, employees and agents, the provisions of Articles I and II, which are intended for the benefit of the Company's stockholders, including holders of Company Options, the provisions of Section 6.07, which are intended for the benefit of the parties to the Employment Agreements and Employee Plans, as the case may be, therein.

         SECTION 9.09. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 9.10. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         SECTION 9.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           INTEGRATED LIVING COMMUNITIES INC.

                                           By:  /s/ EDWARD J. KOMP
                                                -------------------------------
                                                Title: President and Chief
                                                       Executive Officer

                                           WHITEHALL STREET REAL ESTATE
                                           LIMITED PARTNERSHIP VII

                                           By:      WH ADVISORS, L.P. VII
                                                    General Partner

                                           By:      WH ADVISORS, INC. VII
                                                    General Partner

                                           By:  /s/ DAVID T. HAMAMOTO
                                                -------------------------------
                                                    Title: Vice President

                                           SLC ACQUISITION CORP.

                                           By:  /s/ RONALD BERNSTEIN
                                                -------------------------------
                                                    Title: Vice President

                                     ANNEX I

         CONDITIONS TO THE OFFER. Notwithstanding any other term of the Offer or this Agreement, Merger Subsidiary shall not be required to accept for payment or pay for, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) of the Exchange Act, any shares of Company Common Stock not theretofore accepted for payment or paid for and may terminate or amend the Offer as to such shares of Company Common Stock unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock that would represent at least a majority of the outstanding shares of Company Common Stock on a fully diluted basis (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or the Agreement, Merger Subsidiary shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer if at any time on or after the date of this Agreement and before the acceptance of such shares of Company Common Stock for payment or the payment therefor, any of the following conditions exist or shall occur and remain in effect:

                  (a) there shall have been instituted or pending any action or proceeding by any court, governmental, regulatory or administrative agency or authority that (i) seeks to challenge the acquisition by Merger Subsidiary of shares of Company Common Stock pursuant to the Offer, restrain, prohibit or delay the making or consummation of the Offer or the Merger, or obtain any material damages in connection therewith, (ii) seeks to make the purchase of or payment for some or all of the shares of Common Stock pursuant to the Offer or the Merger illegal, (iii) seeks to impose material limitations on the ability of Parent and Merger Subsidiary (or any of their affiliates) effectively to acquire or hold, or to require Parent and Merger Subsidiary or the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of the assets or the business of Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, or (iv) seeks to impose material limitations on the ability of Merger Subsidiary (or its affiliates) to exercise full rights of ownership of the shares of Company Common Stock purchased by it, including, without limitation, the right to vote the shares purchased by it on all matters properly presented to the stockholders of the Company; or

                  (b) there shall have been promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger, by any state, federal or foreign government or governmental authority or by any court, domestic or foreign, any statute (other than the HSR Act), rule, regulation, judgment, decree, order or


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
         injunction, that, in the reasonable judgment of Parent and Merger Subsidiary, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (iv) of subsection (a) above; or

                  (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States; or

                  (d) the Company and Parent shall have reached an agreement or understanding that the Offer or the Agreement be terminated or the Agreement shall have been terminated in accordance with its terms; or

                  (e) (i) any of the representations and warranties made by the Company in the Agreement shall not be true and correct in all material respects when made, or shall thereafter have ceased to be true and correct in all material respects as of such later date (other than representations and warranties made as of a specified date) or (ii) any of the representations and warranties made by the Company in the Agreement shall not have been true and correct when made, or shall thereafter have ceased to be true and correct as if made as of such later date (other than representations and warranties made as of a specified date), in each case, without giving effect to any materiality standard contained in such representation or warranty (including "Company Material Adverse Effect"), except to the extent that any such failure to be true and correct, individually and in the aggregate with all such other failures, would not have a Company Material Adverse Effect, or the Company shall not in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Agreement; or

                  (f) the Company's Board of Directors shall have modified or amended its recommendation of the Offer in any manner adverse to Parent and Merger Subsidiary or shall have withdrawn its recommendation of the Offer, or shall have recommended acceptance of any Company Acquisition Proposal or shall have resolved to do any of the foregoing; or

                  (g) (i) any corporation, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) ("person"), other than Parent, shall have acquired beneficial ownership of 50% or more of the outstanding shares of Company Common Stock, or shall have been granted any options or rights, conditional or otherwise, to acquire a total of 50% or more of the outstanding shares of Company Common

         Stock; (ii) any new group shall have been formed that beneficially owns 50% or more of the outstanding shares of Company Common Stock; or (iii) any person (other than Parent or one or more of its affiliates) shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any shares of Company Common Stock or a merger, consolidation or other business combination with or involving the Company; or

                  (h) Parent shall have received the consent of Health Care Property Investors ("HCPI") on behalf of itself and its affiliates to the consummation (the "Consummation") of the Offer, the Merger and the other transactions contemplated by the Agreement and the waiver of any rights ("Rights") HCPI might have under agreements with the Company to terminate or exercise any rights to terminate such agreements or any other rights that would be triggered as a result of a change of control of the Company; provided that no consent shall be required from HCPI if such consent is not required under such agreements for the Consummation and no such Rights exist.

         The foregoing conditions are for the sole benefit of Parent and may be asserted by Parent, in whole or in part, at any time and from time to time, in the reasonable judgment of Parent regardless of the circumstances giving rise to any such condition (other than a breach by Parent or Merger Subsidiary). The failure by Parent at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right that may be asserted at any time and from time to time.

         Should the Offer be terminated pursuant to the foregoing provisions, all tendered shares of Company Common Stock not theretofore accepted for payment shall be returned forthwith by the Disbursing Agent to the tendering stockholders.

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